PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.2
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-92613
                                                                       333-95807

                     [TELECOM HOLDRS(SM) TRUST LOGO OMITTED]


                        1,000,000,000 Depositary Receipts
                            Telecom HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Telecom HOLDRS" section of the base prospectus shall be replaced with the following:

                                                      Share         Primary
Name of Company (1)                     Ticker        Amounts    Trading Market
-------------------                     ------        -------    --------------

ALLTEL Corp.                              AT             2            NYSE
AT&T Corp.                                T              5            NYSE
BCE Inc.                                 BCE             5            NYSE
BellSouth Corp.                          BLS            15            NYSE
CenturyTel, Inc.                         CTL             1            NYSE
Cincinnati Bell Incorporated             CBB             2            NYSE
Level 3 Communications, Inc.             LVLT            3           NASDAQ
Nextel Communications, Inc.              NXTL            6           NASDAQ
Qwest Communications International Inc.   Q          12.91728         NYSE
SBC Communications Inc.                  SBC            27            NYSE
Sprint Corporation                       FON             9            NYSE
Telephone and Data Systems, Inc.         TDS             1            AMEX
Verizon Communications                    VZ           21.76          NYSE


         ___________________

         (1) In connection with the merger of Cingular Wireless LLC and AT&T Wireless Services, Inc. (NYSE:AWE), AT&T Wireless Services, Inc. is no longer a constituent of the Telecom HOLDRS Trust. Holders of record of Telecom HOLDRS as of November 2, 2004 were paid a distribution of $120.675 ($15 per AWE share multiplied by 8.025 shares of AWE included in each round lot of Telecom HOLDRS) for each round lot of 100 Telecom HOLDRS.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2004.